Exhibit 99.01

News

Media Contact:	Terri Cohilas 404-506-5333 or 1-866-506-5333 media@southerncompany.com www.southerncompany.com
Investors: Glen Kundert, 404-506-5135

Jan. 25, 2007

2006 Southern Company earnings bolstered by

strong economy, customer growth

ATLANTA – Citing continued economic strength and a growing customer base in the Southeast, Southern Company today reported full-year 2006 earnings of $1.57 billion, or $2.12 a share. Reported earnings for 2005 were $1.59 billion, or $2.14 per share. Lower year-end earnings compared with the prior period were primarily the result of a reduction of tax credits related to the production of synthetic fuels. Excluding the impact of synthetic fuels, Southern Company earned $2.10 per share, up from $2.03 per share in 2005.

Southern Company also reported solid fourth quarter earnings of $188.4 million, or 25 cents a share. This compared with reported earnings of $158.9 million, or 21 cents per share, in the fourth quarter of 2005.

The region continued to attract new residents and businesses throughout the year, adding more than 70,000 customers in 2006, an increase of 1.7 percent over 2005. Another key earnings driver was the growth in the competitive wholesale generation business, which acquired new capacity in Florida and North Carolina, added to its portfolio of long-term wholesale contracts, and extended some of its existing contracts. These and other positive earnings drivers for the year were offset in part by a reduction of tax credits related to the production of synthetic fuels, higher interest expenses related to increased capital expenditures, and increased non-fuel operations and maintenance expenses primarily associated with prior year storm costs at the retail operating companies.

Chairman, President and CEO David M. Ratcliffe said the 2006 results demonstrate that the continued strength of the Southeast economy and the company’s dedication to serving the customer are the keys to Southern Company’s long-term financial performance.

“Southern Company remains committed to excellent customer service and satisfaction. We continue to provide outstanding reliability and customer service in the face of increasing demand,” Ratcliffe said. “Our ability to effectively manage costs has enabled us to keep our prices significantly below the national average.”

Fourth quarter revenues were $3.15 billion, compared with $3.29 billion in the same period a year earlier, a decrease of 4.2 percent. Revenues for the full year were $14.36 billion, compared with $13.56 billion in 2005, a 5.9 percent increase.

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 1.4 percent in 2006, compared with 2005. Residential energy sales increased 2.5 percent. Commercial energy sales increased 2.2 percent. Industrial energy sales declined 0.2 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, increased 2.2 percent in 2006 compared with 2005, primarily due to customer growth.

In conjunction with this earnings announcement, Southern Company has posted on its Web site detailed financial information on its fourth quarter and 2006 performance. These materials are available at 7:30 a.m. Eastern time Jan. 25 at www.southerncompany.com.

Southern Company’s financial analyst call will be at 1 p.m. Eastern time Jan. 25, at which time Ratcliffe and Chief Financial Officer Thomas A. Fanning will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With 4.3 million customers and more than 41,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast, one of America’s fastest-growing regions. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has received the highest ranking in customer satisfaction among U.S. electric service providers for seven consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Forward Looking Statements Note:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations, customer and economic growth and Southern Company’s strategies. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry and implementation of the Energy Policy Act of 2005, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; fluctuations in the level of oil prices; the level of production, if any, by the synthetic fuel operations at Carbontronics Synfuels Investors LP and Alabama Fuel Products LLC for fiscal year 2007; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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